Exhibit 99.1

PRESS RELEASE

KADANT INC.
One Technology Park Drive
Westford, MA 01886 USA
Tel: +1 978-776-2000
www.kadant.com

Kadant Reports Third Quarter 2020 Results

WESTFORD, Mass., October 27, 2020 - Kadant Inc. (NYSE: KAI) reported its financial results for the third quarter ended September 26, 2020.

Third Quarter 2020 Financial Highlights
•Operating cash flow was $24 million and free cash flow was $23 million.
•Bookings decreased 16% to $143 million.
•Revenue decreased 11% to $155 million.
•GAAP diluted EPS decreased 9% to $1.28.
•Adjusted diluted EPS decreased 5% to $1.31.
•Net income decreased 8% to $15 million.
•Adjusted EBITDA decreased 7% to $30 million and represented 19.4% of revenue.

Note: Percent changes above are based on comparison to the prior year period. Free cash flow, adjusted diluted EPS, adjusted EBITDA, adjusted EBITDA margin, and changes in organic revenue are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Management Commentary
“Despite pandemic-related challenges, our revenue increased sequentially to $155 million in the third quarter and was stronger than expected driven by increased demand in our Industrial Processing and Flow Control segments," said Jeffrey L. Powell, president and chief executive officer of Kadant. "We had our highest quarterly adjusted diluted EPS for the year of $1.31, up 24 percent sequentially, due to excellent operational execution and contributions from government employee retention programs. We were particularly pleased with our cash flow from operations of $24 million and free cash flow of $23 million. We paid down $26 million in debt in the quarter, which combined with our adjusted EBITDA helped drive a reduction in our leverage ratio to 1.88.

“Our parts and consumables revenue increased six percent sequentially to $103 million in the third quarter, representing 66 percent of our third quarter revenue. We have seen an increase in demand for our parts and consumables following the curtailment in spending by our customers in the first half of the year.”

Third Quarter 2020 compared to 2019
Revenue decreased 11 percent to $154.6 million compared to $173.5 million in 2019. Organic revenue was down 12 percent, which excludes an acquisition and an increase from the favorable effect of foreign currency translation. Gross margin was 44.2 percent compared to 42.8 percent in 2019.

GAAP diluted earnings per share (EPS) decreased nine percent to $1.28 compared to $1.41 in 2019. Adjusted diluted EPS decreased five percent to $1.31 compared to $1.38 in 2019. Adjusted diluted EPS in 2020 excludes $0.03 of restructuring costs, a $0.03 discrete tax benefit, $0.02 of acquired backlog amortization and $0.01 of acquisition costs. Adjusted diluted EPS in 2019 excludes a $0.02 discrete tax benefit. Adjusted EBITDA decreased seven percent to $30.0 million compared to $32.3 million in 2019. Cash flow from operations decreased five percent to $24.4 million compared to $25.7 million in 2019.

Kadant Reports 2020 Third Quarter Results
October 27, 2020

Bookings decreased 16 percent to $143.3 million compared to $170.9 million in 2019. Organic bookings were down 17 percent, which excludes an acquisition and an increase from the favorable effect of foreign currency translation.

Summary and Outlook
“Capital projects are showing signs of increasing activity and we expect a solid sequential improvement in our capital bookings in the fourth quarter," Mr. Powell continued. "We also expect demand for our parts and consumables to remain stable as our customers perform year-end maintenance on their equipment. As our business continues to strengthen, we anticipate the benefits we receive from government employee retention programs, primarily in Canada and China, will be lower in the fourth quarter. Our global footprint and the diversity of our product offerings have provided stability as the timing of the market recovery has shown to vary by region and industry. While we have seen a recent strengthening in consumer demand, there is still uncertainty surrounding the timing of the recovery in markets around the world and as a result, we will not be providing guidance at this time.”

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Wednesday, October 28, 2020, at 11:00 a.m. eastern time to discuss its third quarter performance, as well as future expectations. To access the webcast, including the slideshow and accompanying audio, go to www.kadant.com and click on “Investors.” To listen to the webcast via teleconference, call 888-326-8410 within the U.S., or +1-704-385-4884 outside the U.S. and reference participant passcode 2649708. Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. An archive of the webcast presentation will be available on our website until November 27, 2020.

Shortly after the webcast, Kadant will post its updated general investor presentation incorporating the third quarter results on its website at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation (organic revenue), adjusted operating income, adjusted net income, adjusted diluted EPS, earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, and free cash flow.

We believe these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Revenue in the third quarter of 2020 included a $0.6 million favorable foreign currency translation effect and $0.8 million from an acquisition. Revenue in the first nine months of 2020 included a $5.9 million unfavorable foreign currency translation effect and $1.0 million from an acquisition. We present increases

Kadant Reports 2020 Third Quarter Results
October 27, 2020

or decreases in organic revenue, which excludes the effect of acquisitions and foreign currency translation, to provide investors insight into underlying revenue trends.

Our non-GAAP financial measures exclude restructuring costs, acquisition costs, amortization expense related to acquired profit in inventory and backlog, and discrete tax items. These items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs, or none at all.

Third Quarter
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax acquisition costs of $0.1 million in 2020.
•Pre-tax restructuring costs of $0.5 million in 2020.
•Pre-tax expense related to acquired backlog amortization of $0.3 million in 2020.

Adjusted net income and adjusted diluted EPS exclude:
•After-tax acquisition costs of $0.1 million in 2020.
•After-tax restructuring costs of $0.3 million ($0.5 million net of tax of $0.2 million) in 2020.
•After-tax expense related to acquired backlog amortization of $0.2 million ($0.3 million net of tax of $0.1 million) in 2020.
•A discrete tax benefit of $0.3 million in both 2020 and 2019.

Free cash flow is calculated as cash flow from operations less:
•Capital expenditures of $1.8 million in 2020 and $2.1 million in 2019.

First Nine Months
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax acquisition costs of $0.5 million in 2020 and $0.8 million in 2019.
•Pre-tax restructuring costs of $0.9 million in 2020.
•Pre-tax expense related to acquired backlog amortization of $0.4 million in 2020 and $1.3 million in 2019.
•Pre-tax expense related to amortization of acquired profit in inventory of $3.5 million in 2019.

Adjusted net income and adjusted diluted EPS exclude:
•After-tax acquisition costs of $0.4 million ($0.5 million net of tax of $0.1 million) in 2020 and $0.7 million ($0.8 million net of tax of $0.1 million) in 2019.
•After-tax restructuring costs of $0.7 million ($0.9 million net of tax of $0.2 million) in 2020.
•After-tax expense related to acquired backlog amortization of $0.3 ($0.4 million net of tax of $0.1 million) in 2020 and $1.0 million ($1.3 million net of tax of $0.3 million) in 2019.
•After-tax expense related to amortization of acquired profit in inventory of $2.7 million ($3.5 million net of tax of $0.8 million) in 2019.
•A discrete tax benefit of $0.3 million in 2020 and $1.5 million in 2019.

Free cash flow is calculated as cash flow from operations less:
•Capital expenditures of $5.4 million in 2020 and $6.2 million in 2019.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

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Kadant Reports 2020 Third Quarter Results
October 27, 2020

Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Nine Months Ended
Consolidated Statement of Income	Sept. 26, 2020	Sept. 28, 2019	Sept. 26, 2020	Sept. 28, 2019
Revenue	$154,610	$173,504	$466,597	$521,985
Costs and Operating Expenses:
Cost of revenue	86,294	99,257	263,510	302,852
Selling, general, and administrative expenses	43,853	47,097	134,518	144,883
Research and development expenses	2,658	2,597	8,532	7,980
Restructuring costs	470	—	926	—
	133,275	148,951	407,486	455,715
Operating Income	21,335	24,553	59,111	66,270
Interest Income	52	43	140	158
Interest Expense	(1,670)	(3,066)	(6,060)	(10,143)
Other Expense, Net	(32)	(98)	(95)	(296)
Income Before Provision for Income Taxes	19,685	21,432	53,096	55,989
Provision for Income Taxes	4,705	5,219	13,738	12,310
Net Income	14,980	16,213	39,358	43,679
Net Income Attributable to Noncontrolling Interest	(129)	(98)	(369)	(360)
Net Income Attributable to Kadant	$14,851	$16,115	$38,989	$43,319

Earnings per Share Attributable to Kadant:
Basic	$1.29	$1.43	$3.40	$3.87
Diluted	$1.28	$1.41	$3.38	$3.79

Weighted Average Shares:
Basic	11,504	11,267	11,472	11,198
Diluted	11,589	11,469	11,550	11,434

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (a)	Sept. 26, 2020	Sept. 26, 2020	Sept. 28, 2019	Sept. 28, 2019
Net Income and Diluted EPS Attributable to Kadant, as Reported	$14,851	$1.28	$16,115	$1.41
Adjustments for the Following:
Restructuring Costs, Net of Tax	335	0.03	—	—
Acquisition Costs, Net of Tax	58	0.01	—	—
Amortization of Acquired Backlog, Net of Tax (e)	249	0.02	16	—
Discrete Tax Items	(338)	(0.03)	(264)	(0.02)
Adjusted Net Income and Adjusted Diluted EPS (a)	$15,155	$1.31	$15,867	$1.38

	Nine Months Ended		Nine Months Ended
Adjusted Net Income and Adjusted Diluted EPS (a)	Sept. 26, 2020	Sept. 26, 2020	Sept. 28, 2019	Sept. 28, 2019
Net Income and Diluted EPS Attributable to Kadant, as Reported	$38,989	$3.38	$43,319	$3.79
Adjustments for the Following:
Restructuring Costs, Net of Tax	667	0.06	—	—
Acquisition Costs, Net of Tax	355	0.03	699	0.06
Amortization of Acquired Profit in Inventory and Backlog, Net of Tax (e,f)	275	0.02	3,687	0.32
Discrete Tax Items	(338)	(0.03)	(1,499)	(0.13)
Adjusted Net Income and Adjusted Diluted EPS (a)	$39,948	$3.46	$46,206	$4.04

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Kadant Reports 2020 Third Quarter Results
October 27, 2020

	Three Months Ended			Decrease Excluding Acquisition and FX (a,c)
Revenue by Segment (b)	Sept. 26, 2020	Sept. 28, 2019	Decrease
Flow Control	$56,815	$62,375	$(5,560)	$(5,300)
Industrial Processing	62,086	74,229	(12,143)	(13,306)
Material Handling	35,709	36,900	(1,191)	(1,689)
	$154,610	$173,504	$(18,894)	$(20,295)

Percentage of Parts and Consumables Revenue	66%	61%

	Nine Months Ended		Decrease	Decrease Excluding Acquisition and FX (a,c)
	Sept. 26, 2020	Sept. 28, 2019
Flow Control	$165,329	$188,792	$(23,463)	$(19,769)
Industrial Processing	192,468	222,899	(30,431)	(29,375)
Material Handling	108,800	110,294	(1,494)	(1,316)
	$466,597	$521,985	$(55,388)	$(50,460)

Percentage of Parts and Consumables Revenue	65%	63%

	Three Months Ended		Decrease	Decrease Excluding Acquisition and FX (c)
Bookings by Segment (b)	Sept. 26, 2020	Sept. 28, 2019
Flow Control	$49,608	$58,817	$(9,209)	$(8,757)
Industrial Processing	59,903	74,928	(15,025)	(15,713)
Material Handling	33,838	37,185	(3,347)	(4,057)
	$143,349	$170,930	$(27,581)	$(28,527)

Percentage of Parts and Consumables Bookings	67%	59%

	Nine Months Ended		Decrease	Decrease Excluding Acquisition and FX (c)
	Sept. 26, 2020	Sept. 28, 2019
Flow Control	$166,713	$184,246	$(17,533)	$(13,516)
Industrial Processing	178,885	229,007	(50,122)	(48,790)
Material Handling	106,344	115,249	(8,905)	(9,005)
	$451,942	$528,502	$(76,560)	$(71,311)

Percentage of Parts and Consumables Bookings	67%	63%

	Three Months Ended		Nine Months Ended
Business Segment Information (b)	Sept. 26, 2020	Sept. 28, 2019	Sept. 26, 2020	Sept. 28, 2019
Gross Margin:
Flow Control	52.9%	52.9%	53.1%	51.7%
Industrial Processing	43.7%	38.7%	41.0%	39.0%
Material Handling	31.1%	34.0%	33.5%	31.4%
	44.2%	42.8%	43.5%	42.0%

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Kadant Reports 2020 Third Quarter Results
October 27, 2020

	Three Months Ended		Nine Months Ended
Business Segment Information (b) (continued)	Sept. 26, 2020	Sept. 28, 2019	Sept. 26, 2020	Sept. 28, 2019
Operating Income:
Flow Control	$13,770	$15,103	$37,360	$43,220
Industrial Processing	12,072	13,107	32,147	38,830
Material Handling	2,614	3,525	10,341	5,515
Corporate	(7,121)	(7,182)	(20,737)	(21,295)
	$21,335	$24,553	$59,111	$66,270

Adjusted Operating Income (a,d):
Flow Control	$14,035	$15,103	$38,081	$43,220
Industrial Processing	12,438	13,107	32,948	38,830
Material Handling	2,862	3,546	10,597	11,210
Corporate	(7,121)	(7,182)	(20,737)	(21,295)
	$22,214	$24,574	$60,889	$71,965

Capital Expenditures:
Flow Control	$509	$636	$1,667	$1,814
Industrial Processing	785	1,053	2,460	3,223
Material Handling	486	397	1,167	1,145
Corporate	42	7	125	54
	$1,822	$2,093	$5,419	$6,236

	Three Months Ended		Nine Months Ended
Cash Flow and Other Data	Sept. 26, 2020	Sept. 28, 2019	Sept. 26, 2020	Sept. 28, 2019
Cash Provided by Operations	$24,393	$25,678	$52,601	$58,166
Less: Capital Expenditures	(1,822)	(2,093)	(5,419)	(6,236)
Free Cash Flow (a)	$22,571	$23,585	$47,182	$51,930

Depreciation and Amortization Expense	$8,086	$7,763	$23,260	$24,304

Balance Sheet Data			Sept. 26, 2020	Dec. 28, 2019
Assets
Cash, Cash Equivalents, and Restricted Cash			$56,204	$68,273
Accounts Receivable, net			94,145	95,740
Inventories			108,715	102,715
Unbilled Revenue			9,095	13,162
Property, Plant, and Equipment, net			82,427	86,032
Intangible Assets			164,359	173,896
Goodwill			342,999	336,032
Other Assets			55,947	63,537
			$913,891	$939,387
Liabilities and Stockholders' Equity
Accounts Payable			$32,588	$45,852
Debt Obligations			255,010	294,717
Other Borrowings			5,577	6,308
Other Liabilities			158,471	165,431
Total Liabilities			451,646	512,308
Stockholders' Equity			462,245	427,079
			$913,891	$939,387

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Kadant Reports 2020 Third Quarter Results
October 27, 2020

	Three Months Ended		Nine Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (a,b)	Sept. 26, 2020	Sept. 28, 2019	Sept. 26, 2020	Sept. 28, 2019
Consolidated
Net Income Attributable to Kadant	$14,851	$16,115	$38,989	$43,319
Net Income Attributable to Noncontrolling Interest	129	98	369	360
Provision for Income Taxes	4,705	5,219	13,738	12,310
Interest Expense, Net	1,618	3,023	5,920	9,985
Other Expense, Net	32	98	95	296
Operating Income	21,335	24,553	59,111	66,270
Restructuring Costs	470	—	926	—
Acquisition Costs	78	—	485	843
Acquired Backlog Amortization (e)	331	21	367	1,303
Acquired Profit in Inventory (f)	—	—	—	3,549
Adjusted Operating Income (a)	22,214	24,574	60,889	71,965
Depreciation and Amortization	7,755	7,742	22,893	23,001
Adjusted EBITDA (a)	$29,969	$32,316	$83,782	$94,966

Adjusted EBITDA Margin (a,g)	19.4%	18.6%	18.0%	18.2%

Flow Control
Operating Income	$13,770	$15,103	$37,360	$43,220
Restructuring Costs	265	—	721	—
Adjusted Operating Income (a)	14,035	15,103	38,081	43,220
Depreciation and Amortization	1,564	1,629	4,729	4,823
Adjusted EBITDA (a)	$15,599	$16,732	$42,810	$48,043

Adjusted EBITDA Margin (a,g)	27.5%	26.8%	25.9%	25.4%

Industrial Processing
Operating Income	$12,072	$13,107	$32,147	$38,830
Restructuring Costs	205	—	205	—
Acquisition Costs	78	—	485	—
Acquired Backlog Amortization (e)	83	—	111	—
Adjusted Operating Income (a)	12,438	13,107	32,948	38,830
Depreciation and Amortization	3,311	3,249	9,598	9,731
Adjusted EBITDA (a)	$15,749	$16,356	$42,546	$48,561

Adjusted EBITDA Margin (a,g)	25.4%	22.0%	22.1%	21.8%

Material Handling
Operating Income	$2,614	$3,525	$10,341	$5,515
Acquisition Costs	—	—	—	843
Acquired Backlog Amortization (e)	248	21	256	1,303
Acquired Profit in Inventory (f)	—	—	—	3,549
Adjusted Operating Income (a)	2,862	3,546	10,597	11,210
Depreciation and Amortization	2,824	2,801	8,416	8,259
Adjusted EBITDA (a)	$5,686	$6,347	$19,013	$19,469

Adjusted EBITDA Margin (a,g)	15.9%	17.2%	17.5%	17.7%

Corporate
Operating Loss	$(7,121)	$(7,182)	$(20,737)	$(21,295)
Depreciation and Amortization	56	63	150	188
EBITDA (a)	$(7,065)	$(7,119)	$(20,587)	$(21,107)

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Kadant Reports 2020 Third Quarter Results
October 27, 2020

(a)	Represents a non-GAAP financial measure.

(b)	Reflects our new reportable operating segments announced on April 22, 2020. Prior period information has been recast to conform to the current period presentation.

(c)	Represents the increase (decrease) resulting from the exclusion of an acquisition and from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(d)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

(e)	Represents intangible amortization expense associated with acquired backlog.

(f)	Represents expense within cost of revenues associated with amortization of acquired profit in inventory.

(g)	Calculated as adjusted EBITDA divided by revenue in each period.
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Kadant Reports 2020 Third Quarter Results
October 27, 2020

About Kadant
Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with approximately 2,700 employees in 20 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the year ended December 28, 2019 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to the impact of the COVID-19 pandemic on our operating and financial results; adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; our customers’ ability to obtain financing for capital equipment projects; international sales and operations; health epidemics; changes to government regulations and policies around the world; policies of the Chinese government; the variability and uncertainties in sales of capital equipment in China; levels of residential construction activity; reductions by our wood processing customers of their capital spending or production of oriented strand board; changes to the global timber supply; cyclical economic conditions affecting the global mining industry; development and use of digital media; currency fluctuations; demand for coal, including economic and environmental risks associated with coal; price increases or shortages of raw materials; dependence on certain suppliers; our acquisition strategy; failure of our information systems or breaches of data security and cybertheft; compliance with government regulations and policies and compliance with laws; implementation of our internal growth strategy; competition; soundness of suppliers and customers; changes in our tax provision or exposure to additional tax liabilities; our ability to successfully manage our manufacturing operations; disruption in production; future restructurings; economic conditions and regulatory changes caused by the United Kingdom’s exit from the European Union; our debt obligations; restrictions in our credit agreement and note purchase agreement; substitution of an alternative index for LIBOR; loss of key personnel and effective succession planning; protection of intellectual property; fluctuations in our share price; soundness of financial institutions; environmental laws and regulations; climate change; environmental, health and safety laws and regulations; adequacy of our insurance coverage; anti-takeover provisions; and reliance on third-party research.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
IR@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
media@kadant.com

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